      As filed with the Securities and Exchange Commission on May 21, 1999
                                                    Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             ---------------------

                              Whitman Corporation
             (Exact name of registrant as specified in its charter)

               Delaware                                  13-6167838
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

          3501 Algonquin Road                              60008
       Rolling Meadows, Illinois                         (Zip Code)
 (Address of principal executive offices)

                  Whitman Corporation Retirement Savings Plan
               Whitman Corporation Master Retirement Savings Plan
                           (Full title of the plans)

                                William B. Moore
              Senior Vice President, Secretary and General Counsel
                              Whitman Corporation
                              3501 Algonquin Road
                        Rolling Meadows, Illinois 60008
                                 (312) 818-5000
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================
                                           Proposed       Proposed
                                           Maximum        Maximum
    Title of             Amount            Offering       Aggregate
 Securities to be        to be             Price Per      Offering        Amount of
   Registered          Registered            Share          Price      Registration Fee
----------------------------------------------------------------------------------------
Common Stock,     2,000,000 shares (1)    17.0625 (2)    $34,125,000 (2)  $9,487 (2)
$.01 par value
========================================================================================

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the employee benefit plans described herein relating to adjustments for changes resulting from a stock dividend, stock split or similar change. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on May 17, 1999.



==============================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Whitman Corporation, a Delaware corporation formerly known as Heartland Territories Holdings, Inc. (the "Company"), the Whitman Corporation Retirement Savings Plan (the "RSP") and the Whitman Corporation Master Retirement Savings Plan (the "Master RSP" and together with the RSP, the "Plans") are incorporated herein by reference:

        (a) The Company's proxy statement/prospectus dated April 19, 1999 which was filed with the Commission on April 19, 1999 pursuant to the Securities Act of 1933, as amended (the "Securities Act");

        (b) All of the Company's other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since April 19, 1999;

        (c) The description of the securities being registered contained in the registration statement filed pursuant to Section 12 of the Exchange Act relating to the Common Stock, including any amendments or reports filed for the purpose of updating such description; and

        (d) The consolidated financial statements and other information included on pages F-1 through F-27 of the Annual Report on Form 10-K/A (Commission File No. 001-04710) for the fiscal year ended January 2, 1999, which was filed with the Commission on April 16, 1999 by Whitman Corporation, a Delaware corporation and a predecessor of the Company ("Old Whitman"), prior to the merger of Old Whitman with and into the Company on May 20, 1999; and

        (e) The Annual Reports on Form 11-K for the fiscal year ended December 31, 1997, which were filed by the Plans with the Commission on June 29, 1998.

        All documents filed by the Company or either of the Plans with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities.

        Not applicable.

Item 5.     Interests of Named Experts and Counsel.

        Not applicable.

Item 6.     Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Article V of the Company's By-Laws provides for indemnification of any director, officer, employee or agent of the Company, or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances. Article NINTH of the Company's Certificate of Incorporation eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Company and its shareholders.

        Directors and officers of the Company are insured, at the expense of the Company, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the By-Laws.

Item 7.     Exemption from Registration Claimed.

        Not applicable.

Item 8.     Exhibits.

        See the Exhibit Index for a list of Exhibits to this registration statement.

        The Company will submit or has submitted each Plan and any amendment to either of them to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify each respective Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.     Undertakings.

        (a)      The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois on this 21st day of May, 1999.

                                         WHITMAN CORPORATION


                                         By:     WILLIAM B. MOORE
                                            ---------------------------------
                                                 William B. Moore
                                                 Senior Vice President,
                                                 Secretary and General Counsel


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 21st day of May, 1999.

    Signature                                       Title
    ---------                                       -----

*Bruce S. Chelberg                     Chairman and Chief Executive Officer
---------------------------            (principal executive officer)
Bruce S. Chelberg


*Martin M. Ellen                       Senior Vice President and Chief
---------------------------            Financial Officer
Martin M. Ellen                        (principal financial and accounting
                                       officer)

*Herbert M. Baum                       Director
---------------------------
Herbert M. Baum


*Richard G. Cline                      Director
---------------------------
Richard G. Cline


*Pierre S. du Pont                     Director
---------------------------
Pierre S. du Pont

*Archie R. Dykes                       Director
---------------------------
Archie R. Dykes


*Charles W. Gaillard                   Director
---------------------------
Charles W. Gaillard


*Jarobin Gilbert, Jr.                  Director
---------------------------
Jarobin Gilbert, Jr.


*Victoria B. Jackson                   Director
---------------------------
Victoria B. Jackson


*Charles S. Locke                      Director
---------------------------
Charles S. Locke


                                       Director
---------------------------
Robert F. Sharpe, Jr.


                                       Director
---------------------------
Karl von der Heyden


By:  * WILLIAM B. MOORE
---------------------------
       William B. Moore
       Attorney-in-fact

        The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned administrator of the Whitman Corporation Retirement Savings Plan and the Whitman Corporation Master Retirement Savings Plan has duly caused this registration statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on this 21st day of May, 1999.


                                    WHITMAN CORPORATION RETIREMENT
                                             SAVINGS PLAN
                                    WHITMAN CORPORATION MASTER
                                             RETIREMENT SAVINGS PLAN


                                    By:   PETER M. PEREZ
                                       --------------------------------
                                        Peter M. Perez
                                        Administrator

                                 EXHIBIT INDEX
                                 -------------

Exhibit
No.                   Description
-------               -----------

4.1**                 Certificate of Incorporation of the Company
4.2**                 Certificate of Merger
4.3**                 Amended and Restated By-Laws of the Company
4.4*                  Whitman Corporation Retirement Savings Plan
4.5*                  Whitman Corporation Master Retirement Savings Plan
5*                    Opinion of Sidley & Austin
23.1*                 Consent of KPMG LLP (Chicago)
23.2*                 Consent of KPMG LLP (New York)
23.3*                 Consent of Sidley & Austin  (contained in Exhibit 5)
24*                   Powers of Attorney

------------------------
*       Filed herewith
** Incorporated by reference to the exhibits with the same document number filed with the Company's Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (Registration No. 333-76549)